Exhibit No. 21.1
Buyers United, Inc.
Form 10-KSB
File No. 0-26917

                           SUBSIDIARIES OF THE COMPANY

Name                                                                State or
                                                                    Jurisdiction

Buyers United, Inc. - Virginia                                      Virginia